Exhibit h.4.t

AMENDMENT TO

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment dated December 1, 2020 (“Effective Date”) is by and among Virtus Fund Services, LLC (“Company”), Virtus Alternative Solutions Trust, VATS Offshore Fund, Ltd., Virtus Asset Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust and Virtus Variable Insurance Trust (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	Company, the Funds and BNY Mellon are parties to a Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration and accounting services to the Funds’ investment portfolios listed on Exhibit B to the Agreement (each, a “Portfolio”). Joinder Agreements and Amendments to the Sub- Administration and Accounting Services Agreement were entered into among the parties (and Virtus Retirement Trust) on February 24, 2014, December 10, 2015, July 27, 2016, April , 2017, September 21, 2017, December 1, 2018, March 8, 2019, May 22, 2019, September 1, 2019, November 18, 2019 and August 27, 2020 for the purpose of amending the Agreement and adding or removing certain Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	The first and second sentences of Section 15 of the Agreement are hereby deleted and replaced with the following: This Agreement shall continue through December 1, 2024 (the “Initial Term”). Thereafter, this Agreement shall continue automatically for successive terms of two (2) years each (each a “Renewal Term”), provided however, that this Agreement may be terminated at the end of its Initial Term or at the end of a Renewal Term by BNY Mellon upon ninety (90) days’ prior written notice to the other parties, and by Company or the Funds upon 60 days’ prior written notice to BNY Mellon.

2.	For clarity, as of the Effective Date of this Amendment the Agreement shall be deemed to be in its “Initial Term” (as defined in Section 1 above) rather than in a “Renewal Term.”

3.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON

By:	/s/ Donald Brophy
Name:	Donald Brophy
Title:	Vice President

VIRTUS FUND SERVICES, LLC

By:	/s/ Patrick Bradley
Name:	W. Patrick Bradley
Title:	Executive Vice President

VIRTUS ALTERNATIVE SOLUTIONS TRUST
VATS OFFSHORE FUND, LTD.
VIRTUS ASSET TRUST
VIRTUS EQUITY TRUST
VIRTUS OPPORTUNITIES TRUST
VIRTUS RETIREMENT TRUST
VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ Amy Hackett
Name:	Amy Hackett
Title:	Vice President and Assistant Treasurer